UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2008

ARBINET-THEXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Albany Street, Tower II, Suite 450 New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 509-9100

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

On May 30, 2008, Arbinet-thexchange, Inc. (“Arbinet” or the “Company”) entered into a Stock Ownership Agreement (the “Agreement”), by and among Arbinet, the Singer Children’s Management Trust (the “Trust”), Gary Singer and Karen Singer (collectively with the Trust and Gary Singer, the “Singer Entities”).

Subject to the due execution and delivery of the Agreement by the Singer Entities, the Board of Directors of Arbinet has approved, for purposes of Section 203 of the Delaware General Corporation Law (“Section 203”), the purchase by the Trust of up to 18% of the outstanding voting stock of Arbinet through open market purchases, privately negotiated transactions or otherwise. The Agreement also provides that if at any time during the three year period from the date of the Agreement, the Singer Entities become the owner of 18% or more of the outstanding voting stock of Arbinet, the Singer Entities will not be able to engage in any “business combination” (as defined in Section 203) with Arbinet for a period of three years following the date on which the Singer Entities become an owner of 18% or more of the outstanding voting stock of Arbinet.

The Agreement does not supersede or replace that certain Settlement and Standstill Agreement dated as of July 13, 2007 by and between the Company and the Singer Entities, as disclosed on the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 16, 2007.

The above summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit
10.1	Stock Ownership Agreement dated as of May 30, 2008 by and among Arbinet-thexchange, Inc., the Singer Children’s Management Trust, Gary Singer, and Karen Singer*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBINET-THEXCHANGE, INC.

By:	/s/ W. Terrell Wingfield, Jr.
Name:	W. Terrell Wingfield, Jr.
Title:	General Counsel and Secretary

Date: June 9, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Stock Ownership Agreement dated as of May 30, 2008 by and among Arbinet-thexchange, Inc., the Singer Children’s Management Trust, Gary Singer, and Karen Singer*

*	Filed herewith